Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Waystar Holding Corp.

 (Exact Name of Registrant as Specified in Its Charter)

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(5)	Maximum Aggregate Offering Price(5)	Fee Rate	Amount of Registration Fee
Equity	Common stock, $0.01 par value per share	Rule 457(c) and Rule 457(h)	10,000,000(2)	$21.50	$ 215,000,000.00	0.00014760	$ 31,734.00
Equity	Common stock, $0.01 par value per share	Rule 457(c) and Rule 457(h)	3,250,000(3)	$21.50	$ 69,875,000.00	0.00014760	$ 10,313.55
Equity	Common stock, $0.01 par value per share	Rule 457(c) and Rule 457(h)	13,670,211(4)	$16.30	$ 222,824,439.30	0.00014760	$ 32,888.89
Total Offering Amounts					$ 507,699,439.30		$ 74,936.44
Total Fee Offsets							—
Net Fee Due							$ 74,936.44

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of common stock, par value $0.01 per share (the “Common Stock”), of Waystar Holding Corp. (the “Registrant”), which may be offered and issued to prevent dilution resulting from stock splits, stock distributions or similar transactions.

(2)            Covers shares of Common Stock, issuable under the Waystar Holding Corp. 2024 Equity Incentive Plan.

(3)            Covers shares of Common Stock, issuable under the Waystar Holding Corp. 2024 Employee Stock Purchase Plan.

(4)	Covers shares of Common Stock issuable under the Derby TopCo, Inc. 2019 Stock Incentive Plan, including shares issuable upon exercise of outstanding stock options granted pursuant to the Derby TopCo, Inc. 2019 Stock Incentive Plan.

(5)	Pursuant to Rule 457(c) and 457(h)(1) of the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee and are based (1) with respect to the 13,670,211 shares underlying stock options previously granted under the Derby TopCo, Inc. 2019 Stock Incentive Plan, on the weighted average per share exercise price of $16.30, and (2) with respect to the remaining shares, on a price of $21.50 per share, which is the initial public offering price per share of Common Stock that will be set forth on the cover page of the Registrant’s prospectus, to be filed on or prior to June 7, 2024, relating to the registration statement on Form S-1/A (File No. 333-275004) relating to its initial public offering of Common Stock.